EXHIBIT 10.2
Amendment to the
National Beverage Corp.
Key Employee Equity Partnership Program
     This Amendment (the “Amendment”) is made this 31st day of December, 2008, by National Beverage Corp. (the “Corporation”) and is effective January 1, 2005 to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and otherwise effective December 31, 2008.
W I T N E S S E T H:
     WHEREAS, the Corporation previously adopted the National Beverage Corp. Key Employee Equity Partnership Program (the “Plan”);
     WHEREAS, the Corporation has been administering the Plan in compliance with Section 409A of the Code; and
     WHEREAS, the Corporation now desires to amend the Plan in the manner herein provided to comply with the requirements of Section 409A of the Code.
     NOW, THEREFORE, BE IT RESOLVED that the Plan be amended as follows:
1.     The Plan is hereby amended by adding the attached Appendix A as a new Appendix to the Plan, which sets forth additional provisions applicable to Options that are subject to Section 409A.
2.     Section 1(b) of the Plan is amended by adding the following as a new definition:
     “(xxiii) “Section 409A” means Section 409A of the Code and the applicable regulations and other guidance of general applicability that is issued thereunder.”
3.     Section 9(g) of the Plan is amended by adding the following at the end of the existing section:
     “Notwithstanding the above, the Committee shall not have the right to buy-out any Option subject to Section 409A.”

4.     The Plan is hereby amended by adding the following as a new Section 12:
     “SECTION 12. COMPLIANCE WITH SECTION 409A.
(a)     In General. The Plan is intended to comply in form and operation with the requirements of Section 409A. It is the intention of the Corporation that the amounts deferred pursuant to this Plan shall not be included in the gross income of the optionees or their beneficiaries until such time as the deferred amounts are distributed from the Plan. At all times, this Plan shall be interpreted and operated (i) in accordance with the requirements of Section 409A, unless an exemption from Section 409A is available and applicable, and (ii) to maintain the exemption from Section 409A of awards designed to meet the short-term deferral exception under Section 409A, and (iii) to preserve the status of deferrals made prior to the effective date of Section 409A as exempt from Section 409A (i.e., to preserve the grandfathered status of Options that were vested as of, and not modified after, December 31, 2004).
Any discretionary authority with respect to an Option, which may exist under the terms of the Option or the other terms of this Plan, shall not be applicable to an Option that is subject to Section 409A to the extent such discretionary authority would conflict with Section 409A. In the event that any Option shall be deemed not to comply with Section 409A, then neither the Corporation, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any optionee or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Corporation), or made or undertaken by someone other than a protected party.
(b)     Appendix A. Appendix A attached hereto and incorporated as a part of the Plan shall apply to any Option that is subject to, and not exempt from, Section 409A. The terms, conditions and provisions of Appendix A shall control and shall supersede any conflicting provision elsewhere in the Plan with respect to any Option subject to Section 409A.
(c)     Specified Employees. With respect to optionees who are “specified employees” under Section 409A, a payment due to “separation from service” (within the meaning of Section 409A) may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the optionee), except as may be otherwise permitted pursuant to Section 409A.”
     Except as hereby amended, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

NATIONAL BEVERAGE CORP.
By:	/s/ George R. Bracken
George R. Bracken
Senior Vice President — Finance

Appendix A
to the
National Beverage Corp.
Key Employee Equity Partnership Program
1.     Application of this Appendix. This Appendix A applies to any Option granted under the Plan that is subject to Section 409A. It does not apply to any Option that was fully vested as of December 31, 2004 with an exercise price that was fixed and not subject to further decrease as of December 31, 2004. Any capitalized term used in this Appendix A shall have the same definition as set forth in the Plan, unless separately defined in this Appendix A.
2.     Vesting and Exercise.
     (a)     General. Each Option shall vest as provided below and as otherwise provided in the Plan and any underlying agreements; however, each Option shall be exercisable only as provided in subsections (b) through (g) below.
     (b)     Death. If the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates by reason of the optionee’s death, the optionee’s beneficiary or estate may exercise any vested Options only during the calendar year following the year of the optionee’s death. Any unvested Options shall expire on the date of the optionee’s death. Any unexercised vested Options shall expire on the last day of the calendar year following the year of the optionee’s death.
     (c)     Disability. If the Committee determines that the optionee is “disabled” as defined in Code Section 409A(a)(2)(C), the optionee’s vested Options may be exercised only during the calendar year following the year in which the optionee becomes “disabled.” Any unvested Options shall expire on the date of the optionee’s termination of employment or other service due to being “disabled.” Any unexercised vested Options shall expire on the last day of the calendar year following the year in which the optionee become “disabled.”
     (d)     Termination for Cause. If the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates for Cause, all unexercised Options will expire and be forfeited on the date of optionee’s termination of employment or other service regardless of whether such termination occurs during the In-Service Exercise Year elected by the optionee.
     (e)     Termination for Retirement. If the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates due to the optionee’s Retirement (which, for purposes of Options subject to this Appendix A, shall mean retirement from active employment or other service (including service as a Consultant) with the Corporation and any Subsidiary or Affiliate on or after the age of 65) and the optionee is not a “specified employee” (which, for purposes of this Appendix A shall have the same meaning as defined in Code Section 409A(a)(2)(B)(i)), the optionee’s vested Options shall be exercisable beginning on the date of the optionee’s termination of employment and ending on the earlier of (A) the date six months later, or (B) the December 31st coincident with or next following the optionee’s termination of employment, with any unexercised vested Options expiring at the end of such period.

     If the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates due to the optionee’s Retirement and the optionee is a “specified employee,” the exercise period shall be delayed for six months and, thus, the optionee’s vested Options shall be exercisable beginning on the day following the date six months after the optionee’s termination of employment or other service and ending on the earlier of (A) the date six months later, or (B) the December 31st coincident with or next following such commencement date, with any unexercised vested Options expiring at the end of such period. Any unvested Options shall expire on the date of the optionee’s termination of employment for Retirement regardless of whether the optionee is or is not a “specified employee.”
     (f)     Other Termination of Employment. If the optionee is not a “specified employee” and the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates other than (i) for Cause, (ii) upon Retirement, (iii) following the optionee becoming “disabled,” or (iv) due to death, the optionee’s vested Options shall be exercisable beginning on the date of the optionee’s termination of employment or other service and ending on the earlier of (A) the date three months later, or (B) the December 31st coincident with or next following the optionee’s termination of employment, with any unexercised vested Options expiring at the end of such period.
          If the optionee is a “specified employee” and the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates other than (i) for Cause, (ii) upon Retirement, (iii) following the optionee becoming “disabled,” or (iv) due to death, the exercise period shall be delayed for six months and, thus, the optionee’s vested Options shall be exercisable beginning on the day following the date six months after the optionee’s termination of employment and ending on the earlier of (A) the date three months later, or (B) the December 31st coincident with or next following such commencement date, with any unexercised vested Options expiring at the end of such period. Any unvested Options shall expire on the date of the optionee’s termination of employment regardless of whether the optionee is or is not a “specified employee.”
     (g)     Change in Control. If the Corporation incurs a Change in Control, which constitutes a change in the ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A and Treas. Reg. Section 1.409A-3(i)(5), all of the optionee’s Options shall vest and shall be exercisable immediately prior to the Change in Control and, to the extent not cancelled in connection with such Change in Control, the Options shall remain exercisable until the last day of the calendar year in which the Change in Control occurs, with any unexercised vested Options expiring at the end of such period.
     (h)     In-Service Exercise Year. To the extent permitted by Section 409A, the Committee may permit the optionee to elect a calendar year in which the optionee can exercise an Option while he or she is still employed. Such calendar year is referred to as an “In-Service Exercise Year.” Any such election must be made during the time period permitted by the Committee in accordance with Section 409A’s requirements for deferral elections. If no In-Service Exercise Year is selected by the optionee, the In-Service Exercise Year will be the calendar year in which the term of the Option expires and the optionee will be entitled to exercise such Option in the portion of the In-Service Exercise Year prior to the Option’s expiration date.

     If the optionee’s employment or other service with the Corporation and any Subsidiaries and Affiliates terminates during the In-Service Exercise Year elected for an Option and a shorter exercise period would apply as described in subsection 2(e) or 2(f) above, the optionee may exercise that Option at any time during the In-Service Exercise Year to the extent the Option is vested. Any unexercised vested Options shall expire and be forfeited to the extent not exercised during the In-Service Exercise Year selected for such Options. If any of the optionee’s Options are not vested at any time during the In-Service Exercise Year selected for such Options, such Options shall only be exercisable once they become vested and for the remainder of the calendar year in which they vest (subject to any shorter period that may result from a termination of employment).
     (i)     Meaning of “Termination of Employment”. An optionee will be deemed to have a termination of employment or service for purposes of this Section 2 of Appendix A only upon a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i).